                                                                                                   EXHIBIT 32.1.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frank Marra, Chief Executive Officer, and Frank Marra, Principal Financial Officer, of Sanguine Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2011 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  November 9, 2011

By:  /s/ Frank Marra

 Frank Marra

 Chief Executive Officer

By:  /s/  Frank Marra

    Frank Marra, Chief Financial Officer/

   Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Sanguine Corporation and will be retained by Sanguine Corporation and furnished to the Securities Exchange Commission or its staff upon request.